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                                                                    EXHIBIT 15.1

                                  May 30, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

          Re: Parker Drilling Company
          Registration on Form S-3

     We are aware that our reports dated January 11, 1996 and April 12, 1996, on our reviews of the interim financial information of Parker Drilling Company for the periods ended November 30, 1995 and February 29, 1996, and included in the Company's quarterly reports on Form 10-Q are incorporated by reference or
included in the Company's registration statement on Form S-3 (File No.       ).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.

                                          COOPERS & LYBRAND L.L.P.